UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                       -----------------------

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

                       -----------------------

          Date of Report (Date of earliest event reported):
                          September 22, 2003


                   United States Steel Corporation
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        (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------    -------------------
   (State or other        (Commission File          (IRS Employer
   jurisdiction of             Number)           Identification No.)
    incorporation)

       600 Grant Street, Pittsburgh, PA              15219-2800
      ----------------------------------             ----------
        (Address of principal executive               (Zip Code)
                   offices)

                            (412) 433-1121
                    ------------------------------
                   (Registrant's telephone number,
                         including area code)

Item 5. Other Events

On September 12, 2003, U. S. Steel Balkan, d.o.o., (USSB) an indirect wholly-owned Serbian subsidiary of United States Steel Corporation (U. S. Steel), acquired out of bankruptcy Sartid a.d. (In Bankruptcy), an integrated steel company majority-owned by the Government of the Union of Serbia and Montenegro, and four of its subsidiaries (collectively "Sartid"). Sartid, headquartered in the Republic of Serbia, primarily manufactures hot-rolled, cold-rolled, and tin-coated flat-rolled steel products, and complements the operations of our Kosice, Slovakia subsidiary, U. S. Steel Kosice, s.r.o. (USSK). The completion of this purchase resulted in the termination of a toll conversion agreement, a facility management agreement and a commercial and technical support agreement. The toll conversion agreement provided for the conversion of raw materials and substrate into hot-rolled bands and other finished products. Under the facility management agreement, USSK provided management oversight of Sartid's tin production facilities. Under the commercial and technical support agreement USSK provided similar support to the main Sartid facility in Smederevo.

The acquisition purchase price was approximately $23 million cash, plus transaction costs of approximately $5 million. Upon consummation of the purchase of two small remaining subsidiaries of Sartid, a.d. (In Bankruptcy), whose operations are currently being conducted by USSB pursuant to an interim agreement, the transaction requires the following commitments by USSB; (i) spending during the first five years for working capital, the repair, rehabilitation, improvement, modification and upgrade of facilities and community support and economic development of up to $157 million, subject to certain conditions; (ii) a stable employment policy for three years assuring employment of the approximately 9,000 employees, excluding natural attrition and terminations for cause; and (iii) an agreement not to sell, transfer or assign a controlling interest in the former Sartid assets to any third party without government consent for a period of five years. USSB did not assume or acquire any pre-acquisition liabilities including environmental, tax, pension and social insurance liabilities, product liabilities and employee claims.

The acquisition was accounted for by the purchase method of accounting under Statement of Financial Accounting Standards No. 141, Business Combinations and, accordingly, the statements of consolidated income will include the results of Sartid beginning September 12, 2003, and Sartid will be presented in the same reportable segment as USSK.

For the reasons discussed below, reliable historical financial data, which includes audited financial statements, is not available for the operations of Sartid, nor is it believed that reliable historical financial statements could be prepared from the data that exists. Furthermore, U. S. Steel management believes that historical financial information for Sartid is not material to
U. S. Steel and is irrelevant to investors. Consequently, no historical financial information for Sartid is presented in this Form 8-K or will be provided in future filings. In addition, pro forma financial data is not presented for the current or prior years because there is no reliable historical information on which to base pro forma amounts.

From 1992 to 1995 and again from 1999 to October 2000 political and economic sanctions were enforced against Serbia by the United Nations. As a result of operating under the sanctions and government control, the limited financial data available for Sartid is not reliable and does not reflect a market-based operation. The Union of Serbia and Montenegro is only now adopting the type of economic reforms that were put in place in the nations of Central and Eastern Europe after the fall of communism in 1989.

Excluding Sartid, U. S. Steel has annual global steelmaking capability of approximately 24.4 million tons. In recent years, Sartid's shipments have averaged 0.5 million tons annually, which is approximately 2 percent of
U. S. Steel's annual global steelmaking capability. Most of Sartid's production has been lower value product with lower revenue than the average U. S. Steel unit sale. In the first year of operations after acquisition, U. S. Steel expects to produce approximately 0.9 million tons from the Sartid facilities.
U. S. Steel's technical assessment has determined that, with the introduction of market-driven operating practices, an extensive rehabilitation program and a capital spending program, the assets acquired have annual raw steel design production capability of about 2.4 million tons. The ramp-up from current production levels, the costs of which will be covered by the spending commitment, is expected to take 4 to 5 years to accomplish, and would still equate to less than 10 percent of U. S. Steel's current capability. Without the rehabilitation and capital expenditure program, Sartid's annual production capability would be closer to historical levels.

Based on our projections for the next five years, the revenues of Sartid are expected to be approximately 3% of the total revenues for U. S. Steel, inclusive of Sartid.

Management views the Sartid transaction as a purchase of dormant assets in significant disrepair that have the potential to profitably serve Central European markets only after the introduction of market-driven operating practices, extensive rehabilitation, a capital spending program, and an infusion of working capital. Our approach in evaluating the purchase was the same as if
U. S. Steel were to develop a new business in Central Europe by constructing a steel plant from the ground up while utilizing certain core physical assets already in place.

U. S. Steel intends to make significant changes to the Sartid facilities and their commercial and operating practices. It is planned that Sartid will move from a government-controlled entity without market-based transactions to a market-oriented operation under U. S. Steel management. Among the significant fundamental changes planned post-acquisition are the following:

  Trade Names

       * A new trade name will be established with name recognition to global steel customers through its relationship to U. S. Steel and European recognition due to USSK.

  Revenue Producing Activity

       * Market forces will drive the customer-focused revenue activity.
       * The customer base will be expanded based on the relationship with
         U. S. Steel and USSK.
       * New products will be added to meet market demand.
       * Sales will be expanded to geographical areas outside of Central
         Europe.
       * Barter arrangements will be minimized and use of intermediaries will be reduced.
       * Direct, end-user customer relationships will be established using
         U. S. Steel's and USSK's existing worldwide sales network.
       * The customer base and new markets will be developed through the addition of strong customer technical services and improved product quality. A customer-focused sales force will be staffed, trained and led by proven commercial managers using a market-oriented sales philosophy.

  Physical Facilities

       * Facilities will be modified and upgraded in order to expand product offerings to meet market demand.
       * World-class operating practices will be implemented to achieve quality standards required by customers, make the facilities cost competitive and fully utilize the capability of the plant.
       * ISO 9000 certification will be sought in order to assure product quality and expand the customer base.
       * Facilities and operating procedures will be implemented to assure compliance with governing environmental, health and safety regulations.

  Supply Chain

       * Acquisition of raw materials via barter transactions will be significantly curtailed.
       * Significant working capital will be invested to enable direct purchases from suppliers.
       * Purchased goods and services will be competitively bid to detailed specifications to ensure cost competitiveness, product quality and fairness.
       * A code of ethical business conduct, applicable to employees and suppliers, will be implemented.

USSB will be subject to risks of price fluctuations related to anticipated revenues and operating costs, and currency risk associated with financial assets or liabilities denominated in currencies other than U.S. dollars. Additionally, USSB will be subject to the political and economic risks related to operating in Serbia. Under the leadership of its late Prime Minister, the Serbian Government, formed on January 25, 2001, immediately launched a program of reforms aimed at putting isolated, divided and bankrupt Serbia on a path to political, economic, and social rehabilitation, reintegration and stability. This leadership group inherited a country ravaged by pervasive corruption, years of international economic and political sanctions and a mismanaged and unreformed economy. Inflation has been brought down from 113 percent in 2000 to 39 percent in 2001, 12 percent in 2002 and 5 percent through August 2003. When the Government took power, over 70 percent of prices were government controlled; today only prices of a few items, such as bread and basic utilities, are controlled. The new Prime Minister, appointed through democratic processes, has vowed continued support of economic reform. Because of historical high rates of inflation in Serbia, the U.S. dollar will be considered the functional currency.

Statements concerning the potential benefits of the acquisition of Sartid, potential rehabilitation of the acquired facilities, productivity improvements and expected stabilization of inflation and the Serbian economy are forward-looking statements. Future results will depend upon market conditions, costs, shipments, prices, and USSB's ability to complete the expected rehabilitation and realize productivity improvements. USSB's ability to complete the proposed rehabilitation will be affected by factors that include access to the necessary capital, receipt of the requisite governmental permits and approvals and availability of the needed equipment and labor. Realization of productivity improvements could be affected by a number of factors including, among others, USSB's ability to resume operation of dormant facilities and implement anticipated cost reduction programs. The anticipated stabilization of inflation and the Serbian economy will be affected by several factors outside USSB's control including political and economic developments. Other important factors that could affect market conditions, costs, shipments and prices include import levels, future product demand, prices and mix, global and company steel production, plant operating performance, energy prices, and Central European and world economic performance and political developments. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in these forward-looking statements have been included in U. S. Steel's Form 10-K for the year ended December 31, 2002, and in subsequent filings by U. S. Steel.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION



By   /s/ Larry G. Schultz
     ---------------------------
     Larry G. Schultz
     Vice President & Controller



Dated:  September 22, 2003